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                                                                   EXHIBIT 23.1

                       CONSENT of INDEPENDENT ACCOUNTANTS


            We consent to the incorporation by reference in the registration statements of Carey Diversified LLC on Form S-1 (File No. 333-46257) and Form S-3 (File No. 333-46083) of our report dated March 27, 1998, on our audits of the combined financial statements and financial statement schedule of Corporate Property Associates Partnerships as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996, and 1997, which report is included in this Annual Report on Form 10-K .



                                       /s/ Coopers & Lybrand L.L.P.
New York, New York
March 30, 1998